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                                                                   EXHIBIT 10.28

["FLEET" LOGO]


DATE:     SEPTEMBER 13, 2002

TO:       MAGUIRE PARTNERS - 355 S. GRAND, LLC ("COUNTERPARTY")
ATTN:     PHILIP [COPY NOT LEGIBLE]
FAX:      213-[COPY NOT LEGIBLE]-5167
PHONE:    213-613-4467

FROM:     FLEET NATIONAL BANK ("FNB")
ATTN:     ROSAMOND H. SULLIVAN, DERIVATIVE CONFIRMATIONS UNIT
FAX:      617-434-4284
PHONE:    617-434-2686

RE:       INTEREST RATE CAP TRANSACTION
          [OUR REF [COPY NOT LEGIBLE]]

The purpose of this letter agreement is to set forth the terms and conditions of the Interest Rate Cap Transaction entered into between Fleet National Bank ("FNB") and Maguire Partners - 355 S. Grand, LLC ("Counterparty") on the Trade Date specified below (the "Transaction"). This letter constitutes a "Confirmation" as referred to in the Master Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), are incorporated into this Confirmation. This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form") published by ISDA as if we had executed an agreement in such form (with a Schedule thereto which provides that Market Quotation and the Second Method apply for purposes of Section 6(e) of such agreement) on the Trade Date hereof. In the event of any inconsistency between this Confirmation and the ISDA Form, this Confirmation will govern.

1. The terms of the particular Transaction to which this Confirmation relates are as follows:-

Trade Date:                                 September 12, 2002

Effective Date:                             September 13, 2002

Termination Date:                           September 1, 2005, subject to
                                            adjustment in accordance with the
                                            Modified Following Business Day
                                            convention.

Notional Amount:

                   From         To       CCy       Notional
                 09/13/02    09/01/04    USD    232,000,000.00
                 09/01/04    10/01/04    USD    231,776,554.58
                 10/01/04    11/01/04    USD    231,553,109.16
                 11/01/04    12/01/04    USD    231,[COPY NOT LEGIBLE]
                 12/01/04    01/01/05    USD    231,[COPY NOT LEGIBLE]
                 01/01/05    02/01/05    USD    230,882,772.90
                 02/01/05    03/01/05    USD    230,659,327.48
                 03/01/05    04/01/05    USD    230,435,882.06
                 04/01/05    05/01/05    USD    230,212,436.64
                 05/01/05    06/01/05    USD    229,988,991.22

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[FLEET NATIONAL BANK LOGO]


                    06/01/05  07/01/05  USD  229,765,545.80
                    07/01/05  08/01/05  USD  229,542,100.38
                    08/01/05  09/01/05  USD  229,318,654.96

FIXED PAYMENTS:
     Fixed Rate Payer:        Maguire Partners -- 355 S. Grand, LLC

     Fixed Payment:           USD 807,000

     Fixed Rate Payment
     Date:                    September 16, 2002

FLOATING PAYMENTS:
     Floating Rate Payer:     Fleet National Bank

     Cap Rate:                6.00%

     Floating Rate Option:    USD-LIBOR-BBA

     Designated Maturity:     One month

     Spread:                  N/A

     Floating Rate
     Day Count Fraction:      Actual/360

     Floating Rate
     Reset Date:              The first day of each Calculation Period.

     Initial Calculation
     Period: From and including the Effective Date, to but excluding October 1, 2002.

     Floating Rate
     Calculation Period:      From and including the 1st of each month to but
                              excluding the 1st of the following month and ending on the Termination Date, subject to no adjustment.

     Floating Rate
     Payment Dates:           The 1st of each month in each year beginning
                              October 1, 2002, and ending on the Termination
                              Date, subject to adjustment in accordance with the Following Business Day convention.


     Payments:                On each Floating Rate Payment Date, the Floating
                              Rate Payer shall pay an amount equal to the product of (a) the positive difference, if any, between (i) the USD-LIBOR-BBA (as adjusted for the Spread, if any) for the immediately preceding
                              Calculation Period and (ii) the Cap Rate, (b) the
                              Notional Amount and (c) the Floating Rate Day
                              Count Fraction.


     Calculation Agent:       FNB

     Business Days:           New York and London



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[FLEET LOGO]

Governing Law:                             New York law

2.     Relationship Between Parties

       Each party represents to the other party that:

       (a) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

       (b) EVALUATION AND UNDERSTANDING. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

       (c) STATUS OF PARTIES. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

       (d) RISK MANAGEMENT. It has entered into this Transaction for the purpose of (i) managing its borrowings or investments, (ii) hedging its underlying assets or liabilities or (iii) in connection with its line of business.

       (e) It is an "eligible contract participant" as defined in Section 1 [ILLEGIBLE](12) of the Commodity Exchange Act.

3.   CAP ADDENDUM:
       1989 ADDENDA FOR CAPS, COLLARS AND FLOORS AND OPTIONS. Paragraph (4) of the 1989 Caps Addenda shall be incorporated into this Agreement as follows:

       "Notwithstanding the terms of Sections 5 and 6 of this Agreement, if at any time and so long as one of the parties to this Agreement ("X") shall have satisfied in full all its payment and delivery obligations under Section 2(a)(i) of this Agreement and shall at the time have no future payment or delivery obligations, whether absolute or contingent, under such Section, then unless the other party ("Y") is required pursuant to appropriate proceedings to return to X or otherwise returns to X upon demand of X any portion of any such payment or delivery, (a) the occurrence of an event described in Section 5(a) of this Agreement with respect to X, any Credit Support Provider of X or any Specified Entity of X shall not constitute an Event of Default or a Potential Event of Default with respect to X as the Defaulting Party and (b) Y shall be entitled to designate an Early Termination Date pursuant to Section 6 of this Agreement only as a result of the occurrence of a Termination Event set forth in (i) either Section 5(b)(1) or 5(b)(ii) of this

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["FLEET" LOGO]


Agreement with respect to Y as the Affected Party or (ii) Section 5(b)(iii) of this Agreement with respect to Y as the Burdened Party."

4.  ACKNOWLEDGEMENT

"Fleet National Bank agrees that and Counterparty may transfer its rights and obligations under this Confirmation, in whole, or in part, to any third party within the United States, provided that Fleet National Bank gives its prior written consent, which consent shall not be unreasonably withheld in the event that:

       (I) the transferee Affiliate expressly assumes the rights and obligations of and Counterparty under this Agreement in a writing reasonably satisfactory to Fleet National Bank;

       (II) by accepting such transfer, the transferee agrees that Fleet National Bank will not, as a result of such transfer, be required to pay to the transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) greater than the amount in respect of which Fleet National Bank would have been required to pay to and Counterparty in the absence of such transfer.

5. ACCOUNT DETAILS:

PAYMENT INSTRUCTIONS FOR FNB:

                  ABA 011000138, ACCOUNT 1026103-29480
                  ATTENTION DERIVATIVES AREA
                  100 FEDERAL STREET, MADE 100-13-11
                  BOSTON, MA 02110

PAYMENT INSTRUCTIONS FOR
COUNTERPARTY:                        PLEASE ADVISE

6. CONTACT INSTRUCTIONS:

FNB:   Cap Desk (Resets/Payments):    Tel:  (617) 434-4308
                                      FAX:  (617) 434-0505
       Confirmations:                 Tel:  (617) 434-2686
                                      FAX:  (617) 434-4284

COUNTERPARTY:                    Phillip [COPY NOT LEGIBLE]
                                 FAX:       213-533-6167
                                 PHONE:     213-613-4467

["FLEET" LETTERHEAD]

Very truly yours,
FLEET NATIONAL BANK




By: /s/ [COPY NOT LEGIBLE]                        By: /s/ [COPY NOT LEGIBLE]
    --------------------------                        --------------------------
    Name:                                             Name:
    Title:                                            Title:

Agreed and accepted as of the date first above written:
     MAGUIRE PARTNERS-355 S. GRAND, LLC,
     Delaware limited liability company

                         By: MP-355 S. Grand Mezzanine, LLC, a Delaware limited
                             liability company, Sole Member

                             By: Maguire Partners-Bunker Hill, Ltd., a
                                 California limited partnership, Manager

                                 By: Maguire Partners BGHS, LLC, a California
                                     limited liability company, General Partner

                                     By: Maguire Partners SCS, Inc., a
                                         California corporation, Manager

                                         By: /s/ [COPY NOT LEGIBLE]
                                             --------------------------------
                                             Name: [COPY NOT LEGIBLE]
                                             Title: Senior Vice President



PLEASE COUNTERSIGN AND FAX TO: 617-434-4284 ATTN: ROSAMOND H. SULLIVAN REQUEST CORRECTIONS AT 617-434-[COPY NOT LEGIBLE].
TELEPHONE CALLS MAY BE RECORDED TO ENSURE TRANSACTION ACCURACY.

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